Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name	Uranium Energy Corp					
Reporting Year	**From**	2023-08-01	**To:**	2024-07-31	**Date submitted**	2024-12-23
Reporting Entity ESTMA Identification Number	E022242		◉ Original Submission ○ Amended Report			
Other Subsidiaries Included (optional field)						
Not Consolidated						
Not Substituted						

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	**Josephine Man**	**Date**	2024-12-23
Position Title	**Chief Financial Officer**		

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2023-08-01	To:	2024-07-31	
Reporting Entity Name		Uranium Energy Corp		Currency of the Report	CAD
Reporting Entity ESTMA Identification Number		E022242			
Subsidiary Reporting Entities (if necessary)					

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Anderson			86,574					86,574	
United States of America	Workman Creek			44,408					44,408	
United States of America	C de Baca			6,729					6,729	
United States of America	Dalton Pass			11,439					11,439	
United States of America	Burke Hollow			82,821					82,821	
United States of America	Goliad			82,821					82,821	
United States of America	Hobson			86,963					86,963	
United States of America	Palangana			87,235					87,235	
United States of America	Reno Creek			137,443					137,443	
United States of America	Allemand Ross			106,473					106,473	
United States of America	Antelope			143,685					143,685	
United States of America	Barge			79,315					79,315	
United States of America	Black Hills			8,047					8,047	
United States of America	Bull Springs			51,976					51,976	
United States of America	Central Shirley Basin			21,334					21,334	
United States of America	Charlie Project			3,915					3,915	
United States of America	Christensen Ranch	176,952		188,261					365,213	
United States of America	Crooks Creek			59,612					59,612	
United States of America	Crook's Mountain			16,937					16,937	
United States of America	Crossroads			52,822					52,822	
United States of America	East Shirley Basin			36,739					36,739	
United States of America	Gas Hills			44,618					44,618	
United States of America	IrigarayPlant	18,137		2,198					20,335	
United States of America	JAB			29,300					29,300	
United States of America	Ludeman			173,256					173,256	
United States of America	Moore Ranch			24,359					24,359	
United States of America	Niles Ranch			19,112					19,112	
United States of America	Nine Mile			20,315					20,315	
United States of America	Pine Ridge			35,740					35,740	
United States of America	Pine Tree			27,302					27,302	
United States of America	Reno South			29,952					29,952	
United States of America	Ross Flats			34,975					34,975	
United States of America	Sand Creek			19,941					19,941	

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2023-08-01	To:	2024-07-31	
Reporting Entity Name		Uranium Energy Corp		Currency of the Report	CAD
Reporting Entity ESTMA Identification Number		E022242			
Subsidiary Reporting Entities (if necessary)					

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	South Pine Ridge			26,241					26,241	
United States of America	South Sweetwater			6,253					6,253	
United States of America	Stewart Creek			23,020					23,020	
United States of America	Taylor Ranch			36,125					36,125	
United States of America	Twin Buttes			75,380					75,380	
United States of America	West Beaver Rim			16,808					16,808	
United States of America	West Crook's Creek			16,067					16,067	
United States of America	West Jab			23,353					23,353	
United States of America	HigaroyProject			20,634					20,634	
United States of America	Cyclone Rim			47,997					47,997	
United States of America	Clarkson Hills			4,486					4,486	
United States of America	Horse Creek			6,056					6,056	
United States of America	Mule Creek			2,916					2,916	
United States of America	Pumpkin Creek			11,214					11,214	
United States of America	Red Rim			7,626					7,626	
United States of America	West Sweetwater			12,111					12,111	
Canada -Saskatchewan	Key West			192,702					192,702	
Canada -Saskatchewan	Riou Lake			57,016					57,016	

Additional Notes[3]: Payments in the United States are converted from United States dollars ("USD") to Canadian dollars ("CAD") using a weighted average of the exchange rates during the reporting period of 1 CAD = 0.7357 USD